For the fiscal period ended 07/31/2009
File number 811-08915

                         SUB-ITEM 77-0

                         EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Funds:  Target Asset Allocation Funds -
                                Target Conservative Allocation Fund
                                Target Moderate Allocation Fund
                                Target Growth Allocation Fund

1.   Name of Issuer:  Waste Connections, Inc.


2.   Date of Purchase:  September 24, 2008


3.   Number of Securities Purchased:
                       Target Conservative Allocation Fund     175
                       Target Moderate Allocation Fund         455
                       Target Growth Allocation Fund           450

4.   Dollar Amount of Purchase:
                       Target Conservative Allocation Fund     $5,687.50
                       Target Moderate Allocation Fund        $14,787.50
                       Target Growth Allocation Fund          $14,625.00


5.   Price Per Unit:  $32.50


6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased:       J.P. Morgan Securities, Inc.

7.   Other Members of the Underwriting Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITER
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
First Analysis Securities Corporation
Friedman, Billings, Ramsey & Co., Inc.
Morgan Stanley & Co. Incorporated
Raymond James & Associates, Inc.